EXECUTION








                                  PURCHASE AGREEMENT



                                     dated as of



                                   August 18, 1997


                                       between



                              ADVANCED NMR SYSTEMS, INC.


                                         and


                               GENERAL ELECTRIC COMPANY

                                  TABLE OF CONTENTS

                                                                       Page
                                                                       ----

                                      ARTICLE I

                                     TRANSACTIONS . . . . . . . . . . .   1
               Section 1.1  Purchase and Sale of Assets; Grant of
                              License . . . . . . . . . . . . . . . . .   1
               Section 1.2  Issuance and Sale of Preferred Shares . . .   2
               Section 1.3  Settlement and Release Agreement. . . . . .   3

                                      ARTICLE II

                                 CLOSING; DELIVERIES  . . . . . . . . .   3
               Section 2.1  Closing . . . . . . . . . . . . . . . . . .   3
               Section 2.2  Delivery of Purchased Assets; Proprietary
                              Rights  . . . . . . . . . . . . . . . . .   4

                                     ARTICLE III

                                CONDITIONS OF CLOSING . . . . . . . . .   4
               Section 3.1  Conditions Precedent to Obligations of the
                              Company.  . . . . . . . . . . . . . . . .   4
               Section 3.2  Conditions Precedent to Obligations of the
                              Purchaser.  . . . . . . . . . . . . . . .   4
               Section 3.3  Additional Conditions Precedent.  . . . . .   5

                                      ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . .   7
               Section 4.1  Corporate Existence and Power . . . . . . .   8
               Section 4.2  Authorization; Contravention  . . . . . . .   8
               Section 4.3  Approvals . . . . . . . . . . . . . . . . .   8
               Section 4.4  Binding Effect  . . . . . . . . . . . . . .   8
               Section 4.5  Financial Information . . . . . . . . . . .   9
               Section 4.6  Litigation  . . . . . . . . . . . . . . . .   9
               Section 4.7  Compliance with Laws  . . . . . . . . . . .   9
               Section 4.8  Capitalization  . . . . . . . . . . . . . .   9
               Section 4.9  Purchased Assets; Proprietary Rights  . . .  10
               Section 4.10  SEC Documents  . . . . . . . . . . . . . .  11
               Section 4.11  Continuing Representations and
                              Warranties  . . . . . . . . . . . . . . .  12

                                      ARTICLE V

                            REPRESENTATIONS AND WARRANTIES
                                   OF THE PURCHASER . . . . . . . . . .  12
               Section 5.1  Corporate Existence and Power . . . . . . .  12
               Section 5.2  Authorization; Contravention  . . . . . . .  12
               Section 5.3  Approvals . . . . . . . . . . . . . . . . .  13
               Section 5.4  Binding Effect. . . . . . . . . . . . . . .  13
               Section 5.5  Litigation. . . . . . . . . . . . . . . . .  13
               Section 5.6  Compliance with Laws. . . . . . . . . . . .  13
               Section 5.7  Investment Intent.  . . . . . . . . . . . .  13
               Section 5.8    Limited Warranties. . . . . . . . . . . .  14
               Section 5.9  Continuing Representations and Warranties .  14

                                      ARTICLE VI

                                      COVENANTS . . . . . . . . . . . .  14
               Section 6.1  Affirmative Covenants of the Company  . . .  14
               Section 6.2  Negative Covenants of the Company . . . . .  15
               Section 6.3  Additional Covenants of the Parties . . . .  16
               Section 6.4  Covenant Not to Compete.  . . . . . . . . .  18

                                     ARTICLE VII

                                   INDEMNIFICATION  . . . . . . . . . .  18
               Section 7.1  Indemnification by the Company  . . . . . .  18
               Section 7.2  No Limitation on Other Rights of Recovery .  21

                                     ARTICLE VIII

                                    MISCELLANEOUS . . . . . . . . . . .  21
               Section 8.1  Expenses. . . . . . . . . . . . . . . . . .  21
               Section 8.2  Notices.  . . . . . . . . . . . . . . . . .  22
               Section 8.3  No Waivers; Remedies; Specific
                              Performance.  . . . . . . . . . . . . . .  22
               Section 8.4  Amendments, Etc . . . . . . . . . . . . . .  22
               Section 8.5  Successors and Assigns; Third Party
                              Beneficiaries . . . . . . . . . . . . . .  22
               Section 8.6  Governing Law . . . . . . . . . . . . . . .  23
               Section 8.7  Counterparts; Effectiveness . . . . . . . .  23
               Section 8.8  Severability of Provisions  . . . . . . . .  23
               Section 8.9  Headings and References . . . . . . . . . .  23
               Section 8.10  Entire Agreement . . . . . . . . . . . . .  23
               Section 8.11  Survival . . . . . . . . . . . . . . . . .  23
               Section 8.12  Dispute Resolution . . . . . . . . . . . .  24
               Section 8.13  Affiliate. . . . . . . . . . . . . . . . .  26
               Section 8.14  Non-Recourse.  . . . . . . . . . . . . . .  26

                                        ANNEX


          Annex A        -    Definitions


                                       EXHIBITS

          Exhibit A       -   Form of Certificate of Designations
          Exhibit B       -   Form of Registration Rights Agreement
          Exhibit C       -   From of Stockholders Agreement
          Exhibit D       -   Form of Settlement and Release Agreement
          Exhibit E       -   Form of Assignment and Assumption Agreement
          Exhibit F       -   Form of Bill of Sale
          Exhibit G       -   Form of License Agreement

          Exhibit 3.1(j)(1)   -    Certificate of Secretary of  the Company
                                   or the Purchaser
          Exhibit 3.1(j)(2)   -    Certificate of Officer of the Company or
                                   the Purchaser
          Exhibit 3.1(j)(4)   -    Opinion of Counsel for the Company
          Exhibit 3.1(j)(5)   -    Opinion of Counsel for the Purchaser


                                      SCHEDULES

          Schedule 1.1(a)(1)  -    Inventory
          Schedule 1.1(a)(2)  -    Equipment
          Schedule 1.1(a)(3)  -    Assigned Agreements
          Schedule 1.1(b)     -    Proprietary Rights
          Schedule 1.1(c)(2)  -    Assumed Warranty Obligations
          Schedule 4.9(h)     -    Suppliers

                                  PURCHASE AGREEMENT

                    PURCHASE AGREEMENT dated as of August 18, 1997 between ADVANCED NMR SYSTEMS, INC., a Delaware corporation (the "Company"), and GENERAL ELECTRIC COMPANY, a New York corporation (the "Purchaser").

                    Terms not otherwise defined in this Agreement have the meanings stated in Annex A.

                    The parties agree as follows:


                                      ARTICLE I

                                     TRANSACTIONS

                    SECTION 1.1  PURCHASE AND SALE OF ASSETS; GRANT OF
                                 -------------------------------------
          LICENSE.  Subject to the terms and conditions set forth in this
          -------
          Agreement, at the Closing,

                         (a) the Company shall sell, transfer, assign, convey and deliver to the Purchaser, and the Purchaser shall purchase, accept and acquire from the Company, in each case as the same shall exist on the Closing Date, the following assets (collectively, the "Purchased Assets"):

                    (1)  the inventory listed on Schedule 1.1(a)(1);

                    (2)  the equipment listed on Schedule 1.1(a)(2);

                    (3)  the  "Assigned  Agreements"  listed   on  Schedule
                         1.1(a)(3); and

                    (4) any equipment and inventory subsequently delivered pursuant to Section 6.1(f) hereof;

                         (b) the Company shall grant to the Purchaser a limited, non-transferable (except as set forth therein), paid up, worldwide and perpetual license (the "License") under each of the proprietary rights listed in Schedule 1.1(b) and all rights of the Company, if any, in patents or applications of the Company which may claim priority to any of the patents or applications listed in Schedule 1.1(b), and all rights of the Company, if any, with respect to service marks, trade names, copyrights, trade secrets, know-how or inventions primarily used in the manufacturing, sale or service of the Purchased Assets (collectively, the "Proprietary Rights") to make, have made, import, offer to sell, sell or otherwise dispose of any product or service, including, without limitation, magnetic resonance scanners, and to use, copy, modify and develop derivative works of any product or service, which License shall include rights to access, incorporate or use in any way the associated know-how for the manufacturing and servicing of any product; and

                         (c) in consideration of such sale of the Purchased Assets by the Company to the Purchaser and the grant of the License and the sale of the Preferred Shares referred to below by the Company to the Purchaser, (i) the Purchaser shall pay to the Company, and the Company shall accept from the Purchaser, the amount of $5,132,580.00, which shall be paid by wire transfer at the time of such sale, and (ii) the Purchaser shall assume, and become liable for the timely payment or other performance in full of, the following obligations and liabilities of the Company (collectively, but excluding all obligations and liabilities of the Company not expressly referred below, the "Assumed Liabilities"):

                    (1) the obligations and liabilities of the Company under each of the Assigned Agreements, in each case arising on and after the Closing Date; and

                    (2) the obligations and liabilities of the Company with respect to warranties of the Company, express or implied, through contract or by operation of law, with respect to the equipment listed in Schedule 1.1(c)(2) (excluding, for this purpose, obligations and liabilities arising from claims of a type typically excluded under a written warranty, such as negligence or misrepresentation and any penal, incidental or consequential damages such as lost profit  or revenue); provided that  the Purchaser shall
                                         --------
               not assume or otherwise  become  liable  for the payment  or other performance of the obligations and liabilities of the Company with respect to product liability, with respect to such equipment;

          which  purchase  price shall  be  allocated  among the  Purchased
          Assets, the Licenses and the Preferred Shares in a manner proposed by the Purchaser and approved by the Company, but which purchase price shall in no event be less than the full amount of the purchase price specified above. Notwithstanding anything to the contrary, the Purchaser shall not become liable for any obligations of the Company other than the Assumed Liabilities.

                    SECTION 1.2  ISSUANCE AND SALE OF PREFERRED SHARES.
                                 -------------------------------------
          Subject to the terms and conditions set forth in this Agreement, at the Closing,

                         (a) the Company shall issue, sell and deliver to the Purchaser, and the Purchaser shall purchase, accept and acquire from the Company, 27,000 shares of Series B Convertible Redeemable Preferred Stock, par value $.01 per share (the "Preferred Shares"), at a price of $100.00 per Preferred Share (the "Preferred Share Price"), payable in cash,

                    (1) which Preferred Shares shall be issued pursuant to a Certificate of Designations with respect to the Certificate of Incorporation of the Company (the "Certificate") in the form of Exhibit A attached hereto, and
                                             ---------

                    (2) upon the conversion of each of which Preferred Share the Company shall issue and deliver to Purchaser a number of shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company as determined by the Certificate (as such number of shares may be adjusted pursuant to the Certificate, the "Preferred Conversion Shares"), which conversion may be made from time to time upon a change of control or after the date that is the first anniversary of the Closing Date (the "First Anniversary") but which in any event shall be made on the date that is the tenth anniversary of the Closing Date (the "Tenth Anniversary");

                         (b) the Company and the Purchaser shall execute and deliver the Registration Rights Agreement substantially in the form of Exhibit B attached hereto (the "Registration Rights
                       ---------
          Agreement"), pursuant to which the Company will grant to the Purchaser and certain other persons certain rights with respect to the registration under the Securities Act of the disposition of the Preferred Conversion Shares; and

                         (c) the Company and the Purchaser shall execute and deliver the Stockholders Agreement substantially in the form of Exhibit C attached hereto (the "Stockholders Agreement"),
              ----------
          pursuant to which the Company and the Purchaser will provide for certain restrictions on the ownership, voting and disposition of the Preferred Shares and the Preferred Conversion Shares by the Purchaser and certain other persons and certain other matters.

                    SECTION 1.3  SETTLEMENT AND RELEASE AGREEMENT.  Subject
                                 --------------------------------
          to the terms and conditions set forth in this Agreement, at the Closing, the Company and the Purchaser shall enter into the Settlement and Release Agreement, substantially in the form of Exhibit D attached hereto (the "Settlement and Release
          ----------
          Agreement").



                                      ARTICLE II

                                 CLOSING; DELIVERIES

                    SECTION 2.1  CLOSING.
                                 -------

                         (a) The closing of the Transactions shall take place (the "Closing") on Monday, August 18, 1997 or, at the election of the Company, on the second Business Day after the conditions precedent to the obligations of the parties under this Agreement with respect thereto shall have been satisfied or waived, as the case may be, or on such other date as the parties may agree in writing (the "Closing Date").

                         (b) The Closing shall take place at the offices of O'Melveny & Myers LLP, 153 East 53rd Street, New York, New York 10022 or at such other location as the parties may agree in writing.

                    SECTION 2.2  DELIVERY OF PURCHASED ASSETS; PROPRIETARY
                                 -----------------------------------------
          RIGHTS.
          ------
                         (a)  At or  promptly after the Closing,  but in no
          event later than 90 days after the Closing, and with reasonable prior written notice to the Company, during normal business hours, at its expense and without any cost or liability of the Company, the Purchaser shall remove the Purchased Assets specified in clauses (1) and (2) of Section 1.1(a) from the premises of the Company at 46 Jonspin Road, Wilmington, Massachusetts. From and after the Closing, the Purchaser shall have all risk of loss and damage with respect to such Purchased Assets, and the Company shall have no obligation to maintain or insure such Purchased Assets for the benefit of the Purchaser or any other person, except to use reasonable care pending removal by the Purchaser.

                    (b) Promptly after the Closing, with reasonable prior written notice to the Company, during normal business hours, at its expense and without any cost or liability to the Company, the Purchaser shall (1) copy the documents relating to the Proprietary Rights at the premises of the Company at 46 Jonspin Road, Wilmington, Massachusetts, and shall remove the copies from such premises or (2) cause such documents to be copied under the supervision of the Company by a vender of duplicating services approved by the Company.


                                     ARTICLE III

                                CONDITIONS OF CLOSING

                    SECTION 3.1  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
                                 ------------------------------------------
          COMPANY. The obligations of the Company under this Agreement with
          -------
          respect to the Transactions are subject to the satisfaction of each of the following conditions, unless waived by the Company, at or before the Closing:

                         (a) the Purchaser shall have delivered to the Company an amount in immediately available funds equal to the aggregate purchase price for the Purchased Assets and the Preferred Shares; and

                         (b) the Purchaser shall have executed and delivered to the Company such agreements and other instruments, substantially in the form of the bill of sale attached hereto as Exhibit E, with such changes therein as shall be approved by the
          ---------
          Company and the Purchaser, as may be required to assume the Assumed Liabilities.

                    SECTION 3.2  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
                                 ------------------------------------------
          PURCHASER.  The obligations of the Purchaser under this Agreement
          ---------
          with respect to the Transactions are subject to the satisfaction of each of the following conditions, unless waived by the Purchaser, at or before the Closing:

                         (a) the Company shall have executed and delivered to the Purchaser such bills of sales, assignments and other instruments of transfer, substantially in the form of the bill of sale attached hereto as Exhibit F, with such changes therein as
                                  ---------
          shall be approved by the Company and the Purchaser, as may be required to sell, transfer, assign, convey and deliver to the Purchaser the Purchased Assets, without representation or warranty other than as expressly stated herein;

                         (b) the Company shall have executed and delivered to Purchaser such licenses and other instruments, substantially in the form of the license agreement attached hereto as Exhibit G,
                                                                  ---------
          with such changes therein as shall be approved by the Company and the Purchaser as may be required to grant to the Purchaser a
          License   under   each   of  the   Proprietary   Rights,  without
          representation or warranty other than as expressly stated herein, to make, have made, sell or otherwise dispose of any product or
          service,  including,  without   limitation,  magnetic   resonance
          scanners; and

                         (c) the Company shall have executed and delivered to the Purchaser one or more certificates representing the Preferred Shares, which certificates shall bear the legends stated in Section 4(b) of the Registration Rights Agreement and
          Section 1.6 of the Stockholders Agreement, respectively.

                    SECTION 3.3  ADDITIONAL CONDITIONS PRECEDENT.  The
                                 -------------------------------
          respective obligations of each party under this Agreement with respect to the Transactions are also subject to the satisfaction of each of the following conditions, unless waived by the party, at or before the Closing:

                         (a) neither party (1) shall be in violation of or default with respect to any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations, (2) would be in violation of or default with respect to the same in connection with or as a result of the conclusion of the Transactions, or (3) has received notice that, in connection with or as a result of the conclusion of the Transactions, it is or would be in violation of or default with respect to the same, which violation or default, individually or in the aggregate, would materially and adversely affect the ability of the party to perform its material obligations under any Transaction Document to which it is a party;

                         (b) no Action shall be pending or, to the knowledge of either party, threatened against any party or, to its knowledge, any other person that, individually or in the aggregate, if determined adversely to the party or the other person, would materially and adversely affect the ability of the party to perform its material obligations under any Transaction Document to which it is or may become a party;

                         (c)  each  party shall  have  obtained  from  each
          Governmental Body or other person each Approval or taken all actions required to be taken in connection with each Approval, in each case with respect to an Approval that is required or advisable on the part of that person for (1) the due execution and delivery by that person of each Transaction Document to which it is or may become a party, (2) the conclusion of the
          Transactions, (3) the performance by that person of its obligations under each Transaction Document to which it is or may become a party, and (4) the exercise by that person of its rights and remedies under each Transaction Document to which it is or may become a party, which violation or default, individually or in the aggregate, would materially and adversely affect the ability of the party to perform its material obligations under any Transaction Document to which it is or may become a party;

                         (d) the Certificate shall have been duly filed with and accepted by the Secretary of State of the State of Delaware and evidence thereof shall have been delivered to the Company and the Purchaser;

                         (e) the other party shall have executed and delivered the Registration Rights Agreement, dated as of the Closing Date;

                         (f) the other party shall have executed and delivered the Stockholders Agreement, dated as of the Closing Date;

                         (g) the other party shall have executed and delivered the Settlement and Release Agreement, dated as of the Closing Date;

                         (h) the representations and warranties of the other party contained in each Transaction Document to which it is a party shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date;

                         (i) the other party shall have performed, in all material respects, all of its covenants and other obligations required by each Transaction Document to be performed at or before the Closing; and

                         (j) the party shall have received from the other party the following, each dated the Closing Date, in form and substance reasonably satisfactory to the party:

                    (1) a certificate of the Secretary or an Assistant Secretary of such other party, substantially in the form of
               Exhibit 3.1(j)(1), with respect to (i) the resolutions ofthe
               -----------------
               Board of Directors of such other party, approving each Transaction Document to which such other party is a party and the other documents to be delivered by it under the Transaction Documents, and (ii) the names and true signatures of the officers of such other party authorized to sign each Transaction Document to which such other party is a party and the other documents to be delivered by such other party under the Transaction Documents;

                    (2) a certificate of the Chairman of the Board, the President or a Vice President of such other party, substantially in the form of Exhibit 3.1(j)(2) to the effect
                                            -----------------
               that (i) the representations and warranties of such other party contained in the Transaction Documents to which it is a party are true and correct in all material respects as of the Closing Date and (ii) such other party has performed, in all material respects, all covenants and other obligations required by the Transaction Documents to which it is a party to be performed by it at or before the Closing;

                    (3) with respect to the Company, a certificate of the Secretary of State of the State of Delaware, dated as of a recent date, as to the good standing of the Company and as to the charter documents of the Company on file in the office of the Secretary of State of the State of Delaware;

                    (4) with respect to the Company, a favorable opinion of one or more counsel for the Company, which together are substantially in the form of Exhibit 3.1(j)(4); and
                                            -----------------

                    (5) with respect to the Purchaser, a favorable opinion of one or more counsel for the Purchaser, which together are substantially in the form of Exhibit 3.1(j)(5).
                                            -----------------


                                      ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                    The Company represents and warrants as follows, except as otherwise described in Schedule IV:

                    SECTION 4.1  CORPORATE EXISTENCE AND POWER. The Company
                                 -----------------------------
          (1) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and (2) has all necessary corporate power and authority to execute, deliver each Transaction Document to which it is or may become a party and to perform its obligations thereunder.

                    SECTION 4.2  AUTHORIZATION; CONTRAVENTION.  Subject to
                                 ----------------------------
          the effectiveness of the Certificate, the execution and delivery by the Company of each Transaction Document to which it is or may become a party and the performance by it of its obligations under each of those Transaction Documents have been duly authorized by all necessary corporate action and do not and will not
          (1) contravene, violate, result in a breach of or constitute a default under, (A) its certificate of incorporation or bylaws,
          (B) any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator by which the Company or any Consolidated Subsidiary or any of their properties may be bound or affected, or (C) any agreement, indenture or other instrument to which the Company or any Consolidated Subsidiary is a party or by which the Company or any Consolidated Subsidiary or their properties may be bound or affected, or (2) except as contemplated by the Transaction Documents, result in or require the creation or imposition of any Lien on any of the properties now owned or hereafter acquired by the Company or any Consolidated Subsidiary, which contravention, violation, breach, default or Lien, individually or in the aggregate, would have a Material Adverse Effect.

                    SECTION 4.3  APPROVALS.  Except with respect to the
                                 ---------
          Approvals required to effect the Recapitalization and the Certificate and the Approvals referred to in the Registration Rights Agreement, no Approval of any Governmental Body or other person is required or advisable on the part of the Company for
          (1)  the due  execution  and  delivery  by  the  Company  of  any
          Transaction Document to which it is or may become a party, (2) the conclusion of the Transactions, (3) the performance by the Company of its obligations under each Transaction Document to which it is or may become a party and (4) the exercise by the Purchaser of its rights and remedies under each Transaction Document, except for Approvals the failure to obtain which, individually or in the aggregate, would not have a Material Adverse Effect.

                    SECTION 4.4  BINDING EFFECT.  Each Transaction Document
                                 --------------
          to which the Company is or may become a party is, or when executed and delivered in accordance with this Agreement will be, the legally valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                    SECTION 4.5  FINANCIAL INFORMATION.  The consolidated
                                 ---------------------
          balance sheet of the Company and its Consolidated Subsidiaries as of September 30, 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for the 12 months then ended, reported on by Richard A. Eisner & Company, LLP and filed with the Securities and Exchange Commission in the Company's Annual Report on Form 10-K for the year ended September 30, 1996, a true and complete copy of which has been delivered to the Purchaser, fairly present the consolidated financial position of the Company and its Consolidated Subsidiaries as of that date and their consolidated results of operations and cash flows for the year then ended, in accordance with GAAP applied on a consistent basis except as described in the footnotes to the financial statements included in such Form 10-K.

                    SECTION 4.6  LITIGATION. There is no Action pending or,
                                 ----------
          to the knowledge of each of the Company and its Consolidated Subsidiaries, threatened against the Company or a Consolidated Subsidiary that involves any of the Transactions, the Purchased Assets, the Proprietary Rights or the Preferred Shares and that, individually or in the aggregate, if determined adversely to any of them, would have a Material Adverse Effect.

                    SECTION 4.7  COMPLIANCE WITH LAWS.  None of the Company
                                 --------------------
          and its Consolidated Subsidiaries is in, and none of them has received notice of, a violation of or default with respect to, any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations, including individual products or services sold or provided by it and the Purchase Assets, the Assigned Agreements and the Proprietary Rights, except for violations or defaults that, individually or in the aggregate, will not have a Material Adverse Effect.

                    SECTION 4.8  CAPITALIZATION.
                                 --------------

                         (a) The authorized capital stock of the Company consists of (1) 50,000,000 shares of Common Stock and (2) 1,000,000 shares of Preferred Stock, par value $.01 per share.

                         (b) As of August 1, 1997, there were (1) 43,747,628 shares of Common Stock issued and outstanding, (2) 225,000 shares of Common Stock held in the treasury of the Company, (3) 3,423,102 shares of Common Stock reserved for issuance upon exercise of the warrants (collectively, the "Warrants") issued and outstanding pursuant to the Warrant Agreement dated August 31, 1995 between the Company and American Stock Transfer & Trust Company, as Warrant Agent and (4) 2,456,006 shares of Common Stock reserved for issuance upon exercise of outstanding stock options issued by the Company to current and former employees of the Company and its Consolidated Subsidiaries (the "Employee Options"); and since August 1, 1997, there has been no material change in any of the foregoing.

                         (c) Except with respect to the Employee Options, the Warrants, the Merger Agreement and the Transaction Documents, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other Equity
          Securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

                         (d) All outstanding shares of capital stock of the Company are, and all shares of Common Stock that may be issued pursuant to the exercise of the Warrants or the Employee Options or the conversion of the Preferred Shares (if the same shall be issued and sold pursuant to this Agreement), as the case may be, will be, when issued, and all Preferred Shares (if the same shall be issued and sold pursuant to this Agreement) will be, when issued, duly authorized, validly issued, fully paid and nonassessable.

                         (e) Under the circumstances contemplated by this Agreement and assuming the accuracy of the representations of Purchaser in Article 5, the offer, issuance, sale and delivery of the Preferred Shares will not, under current laws and regulations, require compliance with the prospectus delivery or registration requirements of the Securities Act.

                    SECTION 4.9  PURCHASED ASSETS; PROPRIETARY RIGHTS.
                                 ------------------------------------

                         (a) The Company has good title to each of the Purchased Assets and the interests created by the Proprietary Rights, free and clear of all Liens.

                         (b) The Company has good right, full power and lawful authority to sell, transfer, assign, convey and deliver to Purchaser each of the Purchased Assets and the interests created by the Proprietary Rights, free and clear of all Liens. The Company has caused to be delivered to the Purchaser true and complete copies of the Assigned Agreements.

                         (c) The right, title and interest of the Company in and to each of the Purchased Assets and the interests created by the Proprietary Rights are free and clear of all Liens, except as may be provided to the contrary in the terms and conditions of the respective Assigned Agreements and the Proprietary Rights. Immediately after the sale, transfer, assignment, conveyance and delivery of the Purchased Assets at the Closing, the Purchaser, its successors and assigns will have good title to each of the Purchased Assets free and clear of all Liens.

                         (d) Each of the Assigned Agreements has, to the knowledge of the Company with respect to parties other than the Company, been duly authorized, executed and delivered by all parties to each Assigned Agreement, is in full force and effect and constitutes the legal, valid and binding obligations of the parties to each Assigned Agreement or their respective successors or assigns, enforceable against them in accordance with the terms of each Assigned Agreement, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. As of the date of this Agreement, (1) there is no material liability or obligation of the Company with respect to any Assigned Agreement that, under the terms of such Assigned Agreement, is required to be paid or otherwise performed, but that has not been paid or otherwise performed in full and (2) there is no material default under any Assigned Agreement by any party.

                         (e)  As  of the  date of  this Agreement,  (1) the
          Company has not received notice that the validity of any Proprietary Right or its title to or use of any Proprietary Right is being questioned in any Action and (2) there is no material obligation or liability of the Company with respect to any Proprietary Right that is required to be paid or otherwise performed or is required to have been paid or otherwise performed, in each case as of the date of this Agreement, but that has not been paid or otherwise performed.

                         (f)  The Purchased Assets specified in clauses (1)
          and (2) of Section 1.1(a) are located at the premises of the Company specified in Schedules 1.1(a)(1) and 1.1(a)(2), respectively, with respect thereto. The documents relating to the Proprietary Rights are located at the premises of the Company specified in Schedule 1.1(b) with respect thereto True and complete copies of all of the Assigned Agreements are attached hereto as a part of Schedule 1.1(a)(3). The prepaid revenues under the Assigned Agreements do not exceed $33,000 in the aggregate.

                         (g) None of the Assigned Agreements contains a prohibition on assignment to the Purchaser. The conclusion of the Transactions will not (and will not give any person a right to) terminate or modify any rights of, or accelerate or increase any obligation of, the Company or the Purchaser under any of the Assigned Agreements and the Proprietary Rights.

                         (h) Schedule 4.9(h) lists all suppliers to the Company of parts for performing the Assigned Agreements. No notice of termination has been given to the Company by any supplier listed on Schedule 4.9(h).

                         (i) To the Company's knowledge, Schedule 1.1(a)(1) lists all inventory in the Company's possession that is primarily used in the manufacturing or service of InstaScan or 3T or 4T whole-body magnetic resonance scanners. To the Company's knowledge, Schedule 1.1(a)(2) lists all equipment in the Company's possession that is primarily used in the manufacturing or service of InstaScan or 3T or 4T whole-body magnetic resonance scanners.

                    Section 4.10  SEC Documents.  The Company has timely
                                  -------------
          filed with the Securities and Exchange Commission all reports, schedules, forms, statements and other documents required by the Exchange Act to be filed by the Company since January 1, 1995 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC Documents"). The Company has delivered or made available to the Purchaser true and complete copies of all SEC Documents. As of their respective dates, except to the extent revised or superseded by a subsequent filing with the Securities and Exchange Commission, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company and the Consolidated Subsidiaries included in all SEC Documents, including any amendments thereto (collectively, the "SEC Financial Statements"), comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto.

                    SECTION 4.11  CONTINUING REPRESENTATIONS AND WARRANTIES.
                                  -----------------------------------------
          Each of the representations and warranties made with respect to the Company or a Consolidated Subsidiary in this Agreement or in any other Transaction Document as of any date other than the Closing Date shall be true and correct in all material respects on and as of the Closing Date except as otherwise contemplated by such Transaction Document, and except that the Company will prepare and deliver to the Purchaser such updates or other revisions of the written disclosures referred to in this Article IV as have been delivered by the Company to the Purchaser as shall be necessary in order to make each of such written disclosures correct and complete in all material respects on and
          as of the Closing Date.   The requirement to prepare and  deliver
          updates  or other revisions  of the written  disclosures, and the receipt by the Purchaser of information pursuant to Section 6.3(b) or otherwise on or before the Closing Date, shall not limit the right of the Purchaser under Article III to require as a condition precedent to the performance of its obligations under this Agreement on the Closing Date the accuracy in all material
          respects   of   the  representations   and  warranties   and  the
          performance in all material respects of the covenants of the Company made in the Transaction Documents (without regard to such updates or other revisions) and to receive an unqualified certificate with respect to the same.


                                      ARTICLE V

                            REPRESENTATIONS AND WARRANTIES
                                   OF THE PURCHASER

                    The Purchaser represents and warrants as follows:

                    SECTION 5.1  CORPORATE EXISTENCE AND POWER.  The
                                 -----------------------------
          Purchaser (1) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and (2) has all necessary corporate power and authority to execute and deliver each Transaction Document to which it is or may become a party.

                    SECTION 5.2  AUTHORIZATION; CONTRAVENTION. The execution
                                 ----------------------------
          and delivery by the Purchaser of each Transaction Document to which it is or may become a party and the performance by it of its obligations under each of those Transaction Documents have been duly authorized by all necessary corporate action and do not and will not contravene, violate, result in a breach of or constitute a default under (1) its certificate of incorporation or bylaws, (2) any Regulation or any decision, ruling, order or award of any arbitrator by which the Purchaser or any of its properties may be bound or affected or (3) any agreement, indenture or other instrument to which it is a party or by which
          it   or  its   properties  may   be  bound  or   affected,  which
          contravention,  breach  or  default,   individually  or  in   the
          aggregate, would materially and adversely affect the ability of the Purchaser to perform its obligations under any Transaction Document to which it is or may become a party.

                    SECTION 5.3  APPROVALS.  Except with respect to such
                                 ---------
          filings by the Purchaser as may be required pursuant to Sections 13(d) and 16(a) of the Exchange Act, no Approval of any Governmental Body or other person is required or advisable on the part of the Purchaser for (1) the due execution and delivery by the Purchaser of any Transaction Document, (2) the conclusion of the Transactions and (3) the performance by the Purchaser of its material obligations under each Transaction Document to which it is or may become a party.

                    SECTION 5.4  BINDING EFFECT.  Each Transaction Document
                                 --------------
          to which the Purchaser is or may become a party is, or when executed and delivered in accordance with this Agreement will be, the legally valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                    SECTION 5.5  LITIGATION. There is no Action pending or,
                                 ----------
          to the Purchaser's knowledge, threatened against the Purchaser or, to its knowledge, any other person or that involves any of the Transactions or any property owned, leased, licensed or used by the Purchaser that, individually or in the aggregate, if determined adversely to the party or the other person, would materially and adversely affect the ability of the Purchaser to perform its material obligations under any Transaction Document to which it is or may become a party.

                    SECTION 5.6  COMPLIANCE WITH LAWS.  The Purchaser is
                                 --------------------
          neither in, nor has received notice of a, violation of or default with respect to any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations, which violation or default, individually or in the aggregate, would materially and adversely affect the ability of the Purchaser to perform its material obligations under any Transaction Document to which it is or may become a party.

                    SECTION 5.7  INVESTMENT INTENT.  The Purchaser
                                 -----------------
          acknowledges that the Company is issuing and selling the Preferred Shares (and, upon conversion thereof, the Preferred Conversion Shares) pursuant to the terms of the Transaction Documents in reliance upon the exemption afforded by Section 4(2) of the Securities Act for transactions by an issuer not involving any public offering. The Purchaser represents that (1) it is acquiring such securities for investment and without any view toward distribution of any of the securities to any other person,
          (2) it will not sell or otherwise dispose of the securities except in compliance with the registration requirements or exemption provisions under the Securities Act and (3) before any sale or other disposition of any of such securities other than in a sale registered under the Securities Act, or pursuant to Rule 144 under the Securities Act unless the Company shall have been advised by counsel that the sale does not meet the requirements of Rule 144 for the sale, it will deliver to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such registration is unnecessary.

                    SECTION 5.8  LIMITED WARRANTIES.  The Purchaser
                                 ------------------
          acknowledges that (1) the Purchaser is acquiring the Purchased Assets, the Licenses and the Preferred Shares (and, upon the conversion thereof, the Preferred Conversion Shares) pursuant to this Agreement after having performed such due diligence and investigations with respect to the Company, its Subsidiaries, the Purchased Assets, the Licenses, the Proprietary Rights, the Preferred Shares and the Preferred Conversion Shares that the Purchaser, in its judgment, has determined to be appropriate,
          (2) it is the  intention of  the parties that  (A) the  Purchaser acquire the Purchased Assets and the Licenses without representation or warranty by the Company, express or implied, on an "as is, where is" basis, except as specifically set forth herein, and (B) the Purchaser acquire the Purchased Assets, the Licenses and the Preferred Shares (and, upon the conversion thereof, the Preferred Conversion Shares) subject to the provisions of Section 8.11, and (3) except as specified herein, the Company is making no warranty of merchantability or suitability for any purpose with respect to any of the Purchased Assets, the Licenses and the Proprietary Rights.

                    SECTION 5.9  CONTINUING REPRESENTATIONS AND WARRANTIES.
                    ------------------------------------------------------
          Each of the representations and warranties made by the Purchaser in this Agreement or in any other Transaction Document as of a date other than the Closing Date shall be true on and as of the Closing Date except as otherwise contemplated by the Transaction Documents.


                                      ARTICLE VI

                                      COVENANTS

                    SECTION 6.1  AFFIRMATIVE COVENANTS OF THE COMPANY.  The
                                 ------------------------------------
          Company agrees that the Company shall do the following:

                         (a)  Maintenance of Existence.  At all times on or
                              ------------------------
          before the Closing Date, preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation in each jurisdiction in which both (1) qualification is required either (A) to own, lease, license or use its properties now owned, leased, licensed or used and proposed to be owned, leased, licensed or used or (B) to carry on its business as now conducted or proposed to be conducted and (2) the failure to be so qualified would have a Material Adverse Effect.

                         (b)  Conduct of Business. At all times on or before
                              -------------------
          the Closing Date, except as otherwise contemplated by the Transaction Documents, continue to operate a business of the same general type as conducted by it on the date of this Agreement in the ordinary course, consistent with past practices; provided that
                                                               --------
          the  Company may  cause or  permit Advanced  Mammography Systems,
          Inc.,  a   Delaware  corporation  ("AMS"),   and  a  Wholly-Owned
          Subsidiary of the Company to merge (the "Merger") pursuant to an Agreement and Plan of Merger dated as of June 23, 1997 by and among the Company, such Wholly-Owned Subsidiary and AMS, a true and complete copy of which has been delivered to the Purchaser, as the same may be amended or modified (the "Merger Agreement"), or otherwise.

                         (c)  Compliance with Laws.  At all times on or
                              --------------------
          before the Closing Date, comply in all respects with each Regulation of all Governmental Bodies and each decision, ruling, order or award of all arbitrators applicable to it or its business, properties or operations, if a failure to comply with any of the foregoing, individually or in the aggregate, would have a Material Adverse Effect.

                         (d)  NASDAQ SmallCap Market.  Take all action
                              ----------------------
          required, if any, to cause the issuance of the Preferred Shares to comply with the Corporate Governance Rules of the NASDAQ SmallCap Market and the Preferred Conversion Shares to be qualified for inclusion in the NASDAQ SmallCap Market and shall give such notice as required, if any, to the National Association of Securities Dealers, Inc. with respect to the Transaction Documents and the Transactions.

                         (e)  Access.  Afford to the Purchaser, upon
                              ------
          reasonable prior written notice and during normal business hours, reasonable access to (1) the Purchased Assets and to documents relating to the Assigned Agreements, the Assumed Liabilities and the Proprietary Rights, (2) personnel of the Company familiar with any of the foregoing, with whom the Purchaser shall be permitted to discuss the possibility of employment by the Purchaser or its Affiliates after the Closing Date and (3) for a 180 day period following the Closing Date, provide such training with respect to the Purchased Assets as the Purchaser may reasonably request and provide such training and other assistance as the Purchaser may reasonably request in connection with the Purchaser's performance of the Assigned Agreements.

                         (f)  Equipment and Inventory.  If the Company
                              -----------------------
          becomes aware within six months of closing that it is in possession of additional equipment or inventory primarily related to the manufacturing or servicing of InstaScan or 3T or 4T whole-body magnetic resonance scanners, the Company will promptly inform the Purchaser of the existence of such equipment or inventory and Purchaser may take possession of such equipment or inventory on the same basis as the other Purchased Assets hereunder, provided that if Purchaser does not notify the Company of its intention to take possession of such equipment or inventory within one month of receiving notice by the Company, the Company shall be entitled to declare such equipment or inventory obsolete and dispose of it without further obligation to Purchaser. For purposes of this paragraph, the terms "equipment" and "inventory" shall include all hardware components and copies of all software components thereof.

                    SECTION 6.2   NEGATIVE COVENANTS OF  THE COMPANY.   The
                                  ----------------------------------
          Company agrees that, before the Closing Date and except as contemplated by the Transaction Documents or with the prior approval of the Purchaser, the Company shall not do any of the following or enter into any agreement or other arrangement (other than the Transaction Documents) with respect to any of the following:

                         (a)  Charter documents.  Amend its articles of
                              -----------------
          incorporation or  certificate of  incorporation, as the  case may
          be,   or  its  bylaws,  except  in  each  case  pursuant  to  the
          Recapitalization or a transaction permitted by Section 6.2(b).

                         (b)  Mergers, Etc.  Merge or consolidate with any
                              ------------
          person, sell, lease, license or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired) to any person or acquire all or substantially all of the assets or the business of any person, in each case whether in one transaction or in a series of transactions, except that AMS or a Consolidated Subsidiary may merge into or transfer assets to the Company or a Wholly-Owned Consolidated Subsidiary, whether pursuant to or in connection with the Merger or otherwise.

                    SECTION 6.3  ADDITIONAL COVENANTS OF THE PARTIES.  Each
                                 -----------------------------------
          party shall do the following until the Closing and, with respect to Section 6.3(f), indefinitely after the Closing:

                         (a)  Best Efforts.  Upon the terms and subject to
                              ------------
          the conditions provided in the Transaction Documents, use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, and to assist and cooperate with the other party in doing all things necessary, proper or advisable to ensure that the conditions set forth in Article III and to the conclusion of the Transactions are satisfied and to conclude and make effective, in the most expeditious manner practicable, the Transactions, including, without limitation, (1) using its best efforts to obtain all necessary Approvals and (2) in cooperation with the other party, giving written notice of the Transactions to persons in possession of the Purchased Assets and the parties to the Assigned Agreements.

                         (b)  Notification. Give prompt notice to the other
                              ------------
          party of (1) the occurrence, or failure to occur, of any event that would be likely to cause any representation or warranty of the party contained in the Transaction Document to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date and (2) any failure of the party to perform or otherwise comply with, in any material respect, any covenant, condition or agreement to be performed or complied with by it under the Transaction Documents; which covenant of notification shall not limit the right of the other party under Article III to require as a condition precedent to the performance of its obligations under this Agreement the continuing accuracy and performance of the representations and warranties and covenants of the notifying party made in the Transaction Documents and to receive an unqualified certificate with respect to the same.

                         (c)  Publicity and Reports.  The initial press
                              ---------------------
          release with respect to the Transactions shall be mutually satisfactory to the parties hereto and thereafter, except as may be required by applicable laws, court process or by obligations pursuant to any listing agreement with a national securities exchange or the NASDAQ/SmallCap Market, neither the Company nor the Purchaser shall issue any press release or make any public filings with respect to the Transactions, without affording the other party the opportunity to review and comment upon such release or filing.

                         (d)  Confidentiality. Information disclosed by any
                              ---------------
          party or its representatives to any other party or its representatives, whether before or after the date of this Agreement, in connection with the Transactions or the discussions and negotiations preceding the execution of the Transaction Documents, shall be kept confidential by the other party and its representatives and shall not be used by those persons other than as contemplated by the Transaction Documents, except in each case to the extent that (1) the information was known by the recipient when received or the information is or hereafter becomes lawfully obtainable from other sources, (2) disclosure to a Governmental Body having jurisdiction over the parties is necessary or appropriate, (3) disclosure may otherwise be required by applicable Regulations or (4) the duty as to confidentiality is waived in writing by the other party. If this Agreement is terminated, each party shall use reasonable efforts to return upon written request from the other party all documents (and reproductions of those documents) received by it or its representatives from the other party (and, in the case of reproductions, all reproductions made by the receiving party) that include information not within the exceptions contained in the preceding sentence, unless the recipients provide assurances reasonably satisfactory to the requesting party that the documents have been destroyed.

                         (e)  ANMR/GE Agreements.  Neither party shall take
                              ------------------
          any  action  to  enforce any  of  its  rights  under the  ANMR/GE
          Agreements (as defined in the form of Settlement and Release Agreement attached hereto as Exhibit D) or otherwise with respect to any matter subject thereto or arising therefrom, except as specifically provided in the Settlement and Release Agreement.

                         (f)  Further Assurances.  Promptly upon request by
                              ------------------
          any other party, correct any defect or error that may be discovered in any Transaction Document or in the execution or acknowledgement of any Transaction Document and execute, acknowledge, deliver, file, re-file, register and re-register, any and all such further acts, certificates, assurances and other instruments as the requesting party may require from time to time in order (1) to carry out more effectively the purposes of each Transaction Document, (2) to enable the requesting party to exercise and enforce its rights and remedies and collect any payments and proceeds under each Transaction Document and (3) to better transfer, preserve, protect and confirm to the requesting party the rights granted or now or hereafter intended to be granted to the requesting party under each Transaction Document or under each other instrument executed in connection with any Transaction Document.

                    SECTION 6.4  COVENANT NOT TO COMPETE.  (a) Before the
                                 -----------------------
          fifth anniversary of the Closing Date, the Company and its Subsidiaries shall not manufacture, license, service or sell magnetic resonance scanners that are designed for whole-body imaging and have a magnetic field of 3T or greater ("Whole-Body 3T MR Scanners").

                         (b) Before the fourth anniversary of the Closing Date, neither the Company nor any of its Subsidiaries shall enter into service contracts with respect to magnetic resonance scanners designed for whole body imaging and have a magnetic field of less than 3T unless it first offers Purchaser the opportunity to enter instead into such service contracts on identical terms.

                         (c) Notwithstanding anything herein to the contrary, Subsidiaries of the Company that are acquired by the Company after the Closing Date ("Acquired Companies") may manufacture, license, sell, or otherwise deal in Whole-Body 3T MR Scanners and may enter into service contracts with respect to magnetic resonance scanners designed for whole body imaging; provided, however, that, (i) before the fifth anniversary of the Closing Date, the Company shall not expand the business of any Acquired Company so as to cause such Acquired Company to compete with the Purchaser's Whole-Body 3T MR Scanner business or service business in a manner or to an extent that such Acquired Company did not compete with the Purchaser prior to such acquisition or as was contemplated by the Acquired Company's business plan at the time of acquisition; and (ii) before the fourth anniversary of the Closing Date, Acquired Companies shall not solicit service contracts with respect to magnetic resonance scanners designed for whole body imaging from parties to the Assigned Agreements.


                                     ARTICLE VII

                                   INDEMNIFICATION

                    SECTION 7.1  INDEMNIFICATION BY THE COMPANY AND
                                 ----------------------------------
          PURCHASER.
          ---------
                         (a) Subject to, and without limiting the effect of, any term or provision of any Transaction Document that limits the Purchaser's recourse against the Company in the event of a failure by the Company to perform a certain covenant or agreement specified therein, and whether or not the Closing or both shall occur, and subject to Section 8.11, the Company shall indemnify the Purchaser and its "controlling persons" (within the meaning of Section 20 of the Exchange Act) and Subsidiaries and their respective stockholders, directors, officers, employees, agents and Affiliates against, and hold each of those persons harmless from, any and all Losses in any way relating to or allegedly arising out of any of the following:

                    (1) any breach of the representations, warranties, covenants or agreements of the Company contained in any Transaction Document, whether or not the Transactions are concluded or the obligations of the parties under the Transaction Documents are terminated;

                    (2) any other matter as to which the Company in other provisions of this Agreement or any other Transaction Document has agreed to indemnify any of those persons; or

                    (3) the failure of the Company to pay or otherwise perform, timely and in full, any of its obligations and liabilities with respect to the Purchased Assets arising before the Closing other than the Assumed Liabilities.

                         (b) Subject to, and without limiting the effect of, any term or provision of any Transaction Document that limits the Company's recourse against the Purchaser in the event of a failure by the Purchaser to perform a certain covenant or agreement specified therein, and whether or not the Closing shall occur, and subject to Section 8.11, the Purchaser shall indemnify the Company and its "controlling persons" (within the meaning of Section 20 of the Exchange Act) and Subsidiaries and their respective stockholders, directors, officers, employees, agents and Affiliates against, and hold each of those persons harmless from, any and all Losses in any way relating to or allegedly arising out of any of the following:

                    (1) any breach of the representations, warranties, covenants or agreements of the Purchaser contained in any Transaction Document, whether or not the Transactions are concluded or the obligations of the parties under the Transaction Documents are terminated;

                    (2) any other matter as to which the Purchaser in other provisions of this Agreement or any other Transaction Document has agreed to indemnify any of those persons; or

                    (3) the failure of the Purchaser to pay or otherwise perform the Assumed Liabilities timely and in full.

                         (c) If any Action indemnifiable under this Section shall be brought, asserted or threatened against any person indemnified under this Section by any person other than the indemnifying person, the indemnified person shall promptly notify the indemnifying person. A failure to notify the indemnifying person timely or at all shall reduce the liabilities and obligations of the indemnifying person under this Section only to the extent the indemnifying person actually shall be prejudiced by such failure. The indemnifying person shall assume the defense of the Action, including the employment of counsel satisfactory to the indemnified person and the payment of all related fees and expenses, but the indemnified person may employ separate counsel in the Action and participate in the defense of the Action at its own expense. However, the indemnified person may by written notice to the indemnifying person assume the defense of the Action, including the employment of counsel, at the expense of the indemnifying person if:

                    (1) the indemnifying party shall have agreed to pay those fees and expenses; or

                    (2) the indemnifying party shall have failed to assume the defense of the Action or shall have failed to employ counsel reasonably satisfactory to the indemnified person in the Action; or

                    (3) the named parties to the Action (including any impleaded parties) include both the indemnified person and the indemnifying party, and the indemnified person shall have been advised by counsel that there may be one or more legal defenses available to the indemnified person that are different from or additional to those available to the indemnifying party (in which case, if the indemnified person notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such Action on behalf of the indemnified person; it being understood, however, that the indemnifying party shall not, in connection with any one Action or separate but substantially similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all indemnified persons, which firm shall be designated in writing by the principal indemnified person).

          The indemnifying party shall not be liable for any settlement of any Action effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such Action, the indemnifying party shall indemnify and hold harmless the indemnified person from and against any loss or liability by reason of the settlement or judgment.

                         (d)  Notwithstanding anything in  this Section  to
          the contrary, if, in connection with an Action indemnifiable under this Section, a Governmental Body or other person having authority or jurisdiction over a matter or matters related to the Action shall have rendered, entered or granted a binding judgment, decision, ruling, order or award with respect to the matter or matters providing for the payment of money damages or the claimant and the indemnifying party shall have agreed to settle the Action for an amount of money damages without reservation of any rights or defenses against the indemnified person, and if the indemnified person elects to appeal the judgment, decision, ruling, order or award or declines to agree to the proposed settlement, as the case may be, then the indemnified person may continue to defend the Action, free of any participation by the indemnifying person, but the amount of any ultimate liability of the indemnifying party under this Section with respect to Losses related to or allegedly arising in connection with the matter or matters that shall have been comprehended by the judgment, decision, ruling, order or award or by the proposed settlement, as the case may be, shall then be limited to the amount of the judgment, decision, ruling, order or award or the amount of the proposed settlement, as the case may be, plus the other indemnified Losses of the indemnified person relating to the matter or matters through the date of its election to appeal or its rejection of the proposed settlement, as the case may be.

                         (e)  If the  indemnification provided for  in this
          Section is unavailable to an indemnified person (other than by reason of exceptions provided in this Section), or is insufficient to hold harmless an indemnified person in respect of any Loss then the indemnifying person, in lieu of indemnifying the indemnified person, shall contribute to the amount paid or payable by the indemnified person as a result of the Loss in the proportion that is appropriate to reflect the relative fault of the indemnifying person on the one part and of the indemnified person on the other part in connection with the events or circumstances which resulted in the Loss as well as any other relevant equitable considerations. The relative fault of the indemnifying person on the one part and of the indemnified person on the other part shall be determined by reference to, among other things, those persons' relative intent, knowledge, access to information and opportunity to correct or prevent the events or circumstances resulting in the Loss. The amount of any Loss suffered, incurred or paid any person shall be deemed to include all expenses incurred or paid by the person in connection with investigating or defending any Action, including, but not limited to, the fees and expenses of counsel.

                    SECTION 7.2  NO LIMITATION ON OTHER RIGHTS OF RECOVERY.
                                 -----------------------------------------
          The  indemnification  set forth  in  this  Article  shall  be  in
          addition  to   any  other   obligations  or  liabilities   of  an
          indemnifying person to an indemnified person at common law or otherwise. The provisions of this Article shall not eliminate or otherwise limit the right of any indemnified person or any other person to seek to recover contribution, damages or otherwise enforce its rights against the indemnifying person or any other person without regard to the provisions of this Article. If at any time all or any part of any indemnification payment hereunder is or must be rescinded or returned to the person making such indemnity payment for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any person) the indemnification obligations of the person making such payment shall be reinstated with respect to such payment so rescinded or returned as though such payment had never been made or received.


                                     ARTICLE VIII

                                    MISCELLANEOUS

                    SECTION 8.1  EXPENSES.  Whether or not the Transactions
                                 --------
          are concluded, all costs and expenses incurred in connection with the Transaction Documents and the Transactions shall be paid by the party incurring such expenses.

                    SECTION 8.2  NOTICES.  All notices, requests and other
                                 -------
          communications to any party or under any Transaction Document shall be in writing. Communications may be made by telecopy or similar writing. Each communication shall be given to the party at its address stated on the signature pages of this Agreement or at any other address as the party may specify for this purpose by notice to the other party. Each communication shall be effective
          (1) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed,
          (2) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid or (3) if given by any other means, when delivered to the proper address and a written acknowledgement of delivery is received.

                    SECTION 8.3  NO WAIVERS; REMEDIES; SPECIFIC PERFORMANCE.
                                 ------------------------------------------

                         (a) No failure or delay by any party in exercising any right, power or privilege under any Transaction Document shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in the Transaction Documents shall, subject to Section 8.12 hereof, be cumulative and not exclusive of any rights or remedies provided by law.

                         (b) In view of the uniqueness of the Transactions and the business, properties, operations, prospects and condition (financial and otherwise) of the Company and its Consolidated Subsidiaries, neither of the parties would have an adequate remedy at law for money damages in the event that any of the Transaction Documents is not performed in accordance with its terms, and therefore each of the parties agrees that the other party shall, subject to Section 8.12 hereof, be entitled to specific enforcement of the terms of each Transaction Document in addition to any other remedy to which it may be entitled, at law or in equity.

                    SECTION 8.4  AMENDMENTS, ETC.  No amendment,
                                 ---------------
          modification, termination, or waiver of any provision of any Transaction Document, and no consent to any departure by a party to a Transaction Document from any provision of the Transaction Document, shall be effective unless it shall be in writing and signed and delivered by the other parties to the Transaction Document, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

                    SECTION 8.5  SUCCESSORS AND ASSIGNS; THIRD PARTY
                                 -----------------------------------
          BENEFICIARIES.
         -------------
                         (a) The Purchaser may assign to a Wholly-Owned Subsidiary thereof its rights and delegate its obligations under this Agreement before the Closing; such assignee shall accept those rights and assume those obligations for the benefit of the Company in writing in form reasonably satisfactory to the Company. Thereafter, without any further action by any person, all references in this Agreement to the "Purchaser", and all comparable references, shall be deemed to be references to the transferee, but the Purchaser shall not be released from any obligation or liability under this Agreement.

                         (b) Except as provided in Section 8.5(a), no party to this Agreement may assign its rights under the Transaction Document. Any delegation in contravention of this Section shall be void ab initio and shall not relieve the
                                   --  ------
          delegating party of any obligation under this Agreement.

                         (c) The provisions of each Transaction Document shall be binding upon and inure to the benefit of the parties to the Transaction Document and their respective successors and permitted assigns, and no other person.

                    SECTION 8.6  GOVERNING LAW.  Each Transaction Document
                                 -------------
          shall be governed by and construed in accordance with the internal laws of the State of New York.

                    SECTION 8.7  COUNTERPARTS; EFFECTIVENESS.  Each
                                 ---------------------------
          Transaction Document may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

                    SECTION 8.8  SEVERABILITY OF PROVISIONS.  Any provision
                                 --------------------------
          of any Transaction Document that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of the Transaction Document or affecting the validity or enforceability of the provision in any other jurisdiction.

                    SECTION 8.9  HEADINGS AND REFERENCES.  Article and
                                 -----------------------
          section headings in any Transaction Document are included in the Transaction Document for the convenience of reference only and do not constitute a part of the Transaction Document for any other purpose. References to parties and articles and sections in any Transaction Document are references to the parties to or the articles and sections of the Transaction Document, as the case may be, unless the context shall require otherwise.

                    SECTION 8.10  ENTIRE AGREEMENT.  The Transaction
                                  ----------------
          Documents embody the entire agreement and understanding of the respective parties and supersede all prior agreements or understandings with respect to the subject matters of those documents, except that paragraph 4 of the Letter Agreement dated June 11, 1997 between the Company and the Purchaser remains in full force and effect.

                    SECTION 8.11 SURVIVAL. Except as otherwise specifically
                                 --------
          provided in any Transaction Document, and notwithstanding any investigation or notice to the contrary or any waiver by any other party of a related condition precedent to the performance by the other party of an obligation under the Transaction Document, (1) each representation and warranty of each party to the Transaction Document contained in or made pursuant to the Transaction Document shall survive the Closing and remain in full force and effect until the date that is the first anniversary of the Closing Date and (2) the other party may assert or commence an Action against the party with respect to the breach of any such representation or warranty of the party on or before such date and may maintain any such Action thereafter; provided that
                                                              --------
          (x) no representation or warranty of the Company set forth in Sections 4.5, 4.6, 4.7, 4.9 (other than paragraphs (a), (b), (c) and (f) thereof) and 4.10 shall survive the Closing, and the Purchaser may not assert or commence an Action against the Company with respect to a breach thereof after the Closing Date and (y) no representation or warranty of the Purchaser set forth in Sections
          5.5 and 5.6 shall survive the Closing, and the Company may not commence an Action against the Purchaser with respect thereto after the Closing Date. Each covenant or agreement of a party to a Transaction Document required to be performed on or after a Closing shall remain in full force and effect thereafter in accordance with its terms.

                    SECTION 8.12 DISPUTE RESOLUTION. (a) General Provisions.
                                 ------------------
          (i) Any dispute, controversy or claim arising out of or relating to this Agreement or any related agreement or the validity, interpretation, breach or termination thereof (a "Dispute"), including claims seeking redress or asserting rights under
          applicable  law,  shall  be   resolved  in  accordance  with  the
          procedures  set   forth  herein.     Until  completion   of  such
          procedures, no party may take any action not contemplated herein to force a resolution of the Dispute by any judicial, arbitral or similar process, except to the limited extent necessary to (A) avoid expiration of a claim that might eventually be permitted hereby or (B) obtain interim relief, including injunctive relief, to preserve the status quo or prevent irreparable harm.

                    (ii) All  communications between  the parties  or their
               representatives in connection with the attempted resolution of any Dispute shall be deemed to have been delivered in furtherance of a Dispute settlement and shall be exempt from discovery and production, and shall not be admissible in evidence (whether as an admission or otherwise), in any arbitral or other proceeding for the resolution of the Dispute.

                    (iii) In connection with any Dispute, the parties expressly waive and forego any right to trial by jury.

                    (b)  Consideration by Senior Executives.  If a Dispute
                         ----------------------------------
          cannot be resolved at an operational level, either party may, by notice to the other, request referral to the President and CEO of the General Electric Medical Services Division and the Chairman of the Company (or comparable officers of any permitted successor or assignee) for their consideration. Such request shall be accompanied by a written statement of the Dispute and of each party's position. Within 30 days after the request, the other party will either concur in such statement or prepare its own, and such statement(s) will be delivered to the officers named above. Such officers will meet in person or by telephone within 30 days thereafter to seek a resolution. If no resolution is reached by the expiration of 60 days from the referral request, then either party may submit the Dispute to resolution as further provided herein by notice to the other party.

                    (c) Mediation. After completion of any prior procedures
                        ---------
          required hereby, either party may submit the Dispute for resolution by mediation pursuant to the Center for Public Resources Model Procedure for Mediation of Business Disputes as then in effect. Mediation will continue for at least 60 days unless the mediator chooses to withdraw sooner. At the request of either party at commencement of the mediation, the mediator will be asked to provide an evaluation of the Dispute and the parties' relative positions.

                    (d)  Arbitration.  (i)  After completion of any prior
                         -----------
          procedures required hereby, either party may submit the Dispute for resolution by arbitration pursuant to the Rules of the Center for Public Resources ("CPR") for Non-Administered Arbitration of Business Disputes as in effect at the time of the arbitration. The parties consent to a single, consolidated arbitration for all Disputes for which arbitration is permitted.

                         (ii) The neutral organization for purposes of the CPR rules will be the CPR. The arbitral tribunal shall be composed of one arbitrator selected by agreement of the parties or, in the absence of such agreement within 60 days after either party first proposes an arbitrator, by the CPR. The arbitration shall be conducted in New York. Each party shall be permitted to present its case, witnesses and evidence, if any, in the presence of the other party. A written transcript of the proceedings shall be made and furnished to the parties. The arbitrators shall determine the Dispute in accordance with the law of the State of New York, without giving effect to any conflict of law rules or other rules that might render such law inapplicable or unavailable, and shall apply this Agreement according to its terms.

                    (iii) The parties agree to be bound by any award or order resulting from any arbitration conducted hereunder and further agree that:

               (1) any monetary award shall include pre-award interest, to the extent appropriate, and shall be made and payable in U.S. dollars through a bank selected by the recipient of such award, free of any withholding tax or other deduction, together with interest thereon at the prime rate in effect at such bank on the date of the award, from the date the award is granted to the date it is paid in full.

               (2) in the context of an attempt by either party to enforce an arbitral award or order, any defenses relating to the parties' capacity or the validity of this Agreement or the Transaction Documents under any law are hereby waived; and

               (3) judgement on any award or order resulting from an arbitration conducted under this Section may be entered and enforced in any court, in any country, having jurisdiction thereof or having jurisdiction over any of the parties or any of their assets.

                      (iv) Except as expressly permitted by this Agreement, no party will commence or voluntarily participate in any court action or proceeding concerning a Dispute, except (A) for enforcement as contemplated by paragraph
               (iii)(3) above, (B) to restrict or vacate an arbitral decision based on the grounds specified under applicable law and not waived in paragraph (iii)(2) above, or (C) for interim relief as provided in paragraph (v) below. For purposes of the foregoing or enforcement of any undisputed obligation, the parties hereto submit to the non-exclusive jurisdiction of the courts of the State of New York.

                      (v) In addition to the authority otherwise conferred on the arbitral tribunal, the tribunal shall have the authority to make such orders for interim relief, including injunctive relief, as it may deem just and equitable. If the tribunal shall not have been appointed, either party may seek interim relief from a court having jurisdiction if the award to which the applicant may be entitled may be rendered ineffectual without such interim relief. Upon appointment of the tribunal following any grant of interim relief by a court, the tribunal may affirm or disaffirm such relief, and the parties will seek modification or rescission of the court action as necessary to accord with the tribunal's decision.

                      (vi) The prevailing party in any arbitration conducted under this Section shall be entitled to recover from the other party (as part of the arbitral award or order) its reasonable attorneys' fees and other costs of arbitration.

                      Section 8.13  Affiliate.  Nothing contained in the
                                    ---------
          Transaction   Documents   shall  constitute   the   Purchaser  an
          "affiliate" of any of the Company and its Subsidiaries within the meaning of the Securities Act or the Exchange Act.

                      Section 8.14  Non-Recourse.  No recourse under any of
                                    ------------
          the Transaction Documents shall be had against any "controlling person" (within the meaning of Section 20 of the Exchange Act) of any party or the stockholders, directors, officers, employees, agents and Affiliates of the party or such controlling persons, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any Regulation, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by such controlling person, stockholder, director, officer, employee, agent or Affiliate, as such, for any obligations of the party under this Agreement or any other Transaction Document or for any claim based on, in respect of or by reason of such obligations or their creation.

                               -----------------------

                              [Intentionally Left Blank]

                      IN WITNESS WHEREOF, the parties have executed and delivered this Purchase Agreement as of the date first written above in New York, New York.


                                          ADVANCED NMR SYSTEMS, INC.


                                          By:   /s/ Jack Nelson
                                             -------------------------
                                              Name: Jack Nelson
                                              Title: Chairman and CEO

                                         Address: Advanced NMR Systems, Inc.
                                                  46 Jonspin Road
                                                  Wilmington, Massachusetts
                                                    01887

                                        Telecopy: (508) 658-3581



                                        GENERAL ELECTRIC COMPANY


                                        By: /s/ Jeffrey R. Immelt
                                           -------------------------
                                            Name: Jeffrey R. Immelt
                                            Title: President of GE Medical
                                                   Systems

                                        Address: General Electric Company
                                                 Medical Services Division
                                                 3000 North Grandview Blvd.
                                                 (P.O. Box  414)
                                                 Waukesha, Wisconsin 53188

                                        Telecopy: (414) 544-3573

                                   DEFINITION ANNEX


                    "ACTION" against a person means an action, suit, investigation, complaint or other proceeding pending against or affecting the person or its property, whether civil or criminal, in law or equity or before any arbitrator or Governmental Body.

                    "AFFILIATE" of a person means any other person (1) that directly or indirectly controls, is controlled by or is under common control with, the person or any of its Subsidiaries, (2) that directly or indirectly beneficially owns or holds 5% or more of any class of voting stock of the person or any of its Subsidiaries or (3) 5% or more of the voting stock of which is directly or indirectly beneficially owned or held by the person or any of its Subsidiaries. The term "control" means the posses-sion, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

                    "APPROVAL" means an authorization, consent, approval or waiver of, clearance by, notice to or registration or filing with, or any other similar action by or with respect to a Governmental Body or any other person and the expiration or termination of all prescribed waiting, review or appeal periods with respect to any of the foregoing.

                    "AMS" means Advanced Mammography Systems, Inc., a Delaware corporation, and its successors.

                    "BENEFICIAL OWNERSHIP" has the meaning assigned to that term in Section 13(d) of the Exchange Act.

                    "BEST EFFORTS" means the use of all reasonable efforts, including, without limitation, the expenditure of amounts reasonably related to the objective sought to be achieved, with respect to matters and actions over which the person has or could reasonably be expected to exert any control or influence.

                    "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

                    "CERTIFICATE" means the Certificate of Designations with respect to the Preferred Shares, substantially in the form of Exhibit A attached hereto, with such changes therein as shall
             ---------
          be approved by the Company and the Purchaser.

                    "CLOSING" has the meaning stated in Section 2.1 of this Agreement.

                    "CLOSING DATE" has the meaning stated in Section 2.1 of this Agreement.

                    "COMMON STOCK" has the meaning stated in Section 1.2(a) of this Agreement.

                    "COMPANY" means Advanced NMR Systems, Inc., a Delaware corporation, and its successors.

                    "CONSOLIDATED" means, as applied to any financial or accounting term, the term determined on a consolidated basis for a person and its Consolidated Subsidiaries, excluding intercompany items and minority interests.

                    "CONSOLIDATED SUBSIDIARY" of a person at any date means any Subsidiary of the person or other entity the accounts of which would be consolidated with those of the person in its consolidated financial statements as of that date.

                    "EQUITY SECURITIES" of a person means the capital stock of the person and all other securities convertible into or exchangeable or exercisable for any shares of its capital stock, all rights to subscribe for or to purchase, all options for the purchase of, and all calls, commitments or claims of any character relating to, any shares of its capital stock and any securities convertible into or exchangeable or exercisable for any of the foregoing.

                    "EXCHANGE ACT"  means the  Securities  Exchange Act  of
          1934,  as   amended,  and  the  related   rules  and  regulations
          thereunder.

                    "FIRST ANNIVERSARY" has the meaning stated in Section 1.2(a)(2) of this Agreement.

                    "GOVERNMENTAL BODY" means any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state, county or local, domestic or foreign.

                    "KNOWLEDGE OF THE COMPANY" with respect to a representation or warranty of the Company contained in any Transaction Document means, after due inquiry by the Company of each of the following persons, the actual knowledge of any of the officers or other employees of the Company having managerial responsibility for the portion of the operations, assets or liabilities of the Company and its Consolidated Subsidiaries with respect to which such knowledge of the Company is being represented.

                    "LICENSE" has the meaning stated in Section 1.1(b) of this Agreement.

                    "LIEN" means any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, charge, deposit arrangement, preference, priority, security interest or encumbrance of any kind.

                    "LOSS" means any cost, damage, disbursement, expense, liability, judgment, loss, deficiency, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including, but not limited to, interest or other carrying costs, penalties, legal, accounting, expert witness, consultant and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified person.

                    "MARKET PRICE" means, as of any date of determination, the average of the daily closing prices per share of the Common Stock for 20 consecutive trading days commencing 25 trading days before such date of determination. The closing price for each such trading day shall be the last reported sales price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on NASDAQ National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on NASDAQ National Market System, on NASDAQ SmallCap Market or, if the Common Stock is not quoted on NASDAQ SmallCap Market, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Company for such purpose or if no such prices are available, the fair market value of the Common Stock as determined by good faith action of the Board of Directors of the Company.

                    "MATERIAL ADVERSE EFFECT" means a material adverse effect on (1) the business, properties, operations, prospects, condition (financial or otherwise) or capitalization of the Company and its Consolidated Subsidiaries, taken as a whole, other than a circumstance or event affecting the healthcare industry generally, or (2) the ability of the Company to perform its material obligations under any Transaction Document to which it is or may become a party.

                    "MERGER" has the meaning stated in Section 6.1(b) of this Agreement.

                    "MERGER AGREEMENT" has the meaning stated in Section 6.1(b) of this Agreement.

                    "PERSON"   means  an   individual,  a   corporation,  a
          partnership, an association, a trust or any other entity or organization, including a Governmental Body.

                    "PREFERRED CONVERSION SHARES" has the meaning stated in
          Section 1.2(a) of this Agreement.

                    "PREFERRED  SHARE PRICE"  has  the  meaning  stated  in
          Section 1.2(a) of this Agreement.

                    "PREFERRED SHARES" has the meaning stated in Section 1.2(a) of this Agreement.

                    "PURCHASED ASSETS" has  the meaning  stated in  Section
          1.1 of this Agreement.

                    "PURCHASER" means General Electric Company, a New York corporation, and its successors.

                    "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement to be entered into by the Company and the Purchaser, substantially in the form of Exhibit B attached hereto,
                                                  ---------
          with such changes therein as shall be approved by the Company and the Purchaser.

                    "REGULATION" means (1) any applicable law, rule, regulation, judgment, decree, ruling, order, award, injunction, recommendation or other official action of any Governmental Body and (2) any official change in the interpretation or administration of any of the foregoing by the Governmental Body or by any other Governmental Body or other person responsible for the interpretation or administration of any of the foregoing.

                    "SEC DOCUMENTS" has the meaning stated in Section 4.11 of this Agreement.

                    "SECOND ANNIVERSARY" has the meaning stated in Section 1.2(a)(3) of this Agreement.

                    "SECURITIES ACT" means the Securities Act of 1933, as amended, and the related rules and regulations thereunder.

                    "SETTLEMENT AND RELEASE AGREEMENT" means the Settlement and Release Agreement to be entered into by the Company and the Purchaser, substantially in the form of Exhibit D attached hereto,
                                                  ---------
          with such changes therein as shall be approved by the Company and the Purchaser.

                    "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement to be entered into by the Company and the Purchaser, substantially in the form of Exhibit C attached hereto, with such
                                       ---------
          changes  therein  as  shall  be  approved  by the Company and the
          Purchaser.

                    "SUBSIDIARY" of a person means (1) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the person or (2) a partnership in which the person or a Subsidiary of the person is, at the date of determination, a general or limited partner of such partnership, but only if the person or its Subsidiary is entitled to receive more than fifty percent of the assets of such partnership upon its dissolution. Unless the context otherwise requires, references to one or more Subsidiaries shall be references to Subsidiaries of the Company.

                    "TENTH ANNIVERSARY" has the meaning stated in Section 1.2(a)(2) of this Agreement.

                    "TRANSACTION DOCUMENTS" means this Agreement, the Registration Rights Agreement, the Stockholders Agreement, the Settlement and Release Agreement and all other instruments and documents executed and delivered by any person in connection with the conclusion of one or more of the transactions contemplated hereby and thereby.

                    "TRANSACTIONS"  means,  collectively, the  transactions
          undertaken  pursuant  to,  or  otherwise   contemplated  by,  the
          Transaction Documents.

                    "TRANSFER" means a sale, an assignment, a lease, a license, a grant, a transfer or other disposition of an asset or any interest of any nature in an asset. The term "transfer" used as a verb has a correlative meaning.

                    "WARRANTS" has the meaning stated in Section 4.8(b) of this Agreement.

                    "WHOLE-BODY 3T  MR SCANNER"  has the meaning  stated in
          Section 6.4 of this Agreement.

                    "WHOLLY-OWNED SUBSIDIARY" means any Subsidiary, all of the shares of capital stock or other ownership interests of which, except directors qualifying shares, are at the time directly or indirectly owned by the person.

                    "WHOLLY-OWNED CONSOLIDATED SUBSIDIARY" of a person means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which, except directors' qualifying shares, are at the time directly or indirectly owned by the person.










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